Exhibit 21.1

AMC ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AMC ENTERTAINMENT HOLDINGS, INC. (Delaware)

  MARQUEE HOLDINGS INC. (Delaware)

    AMC ENTERTAINMENT INC. (Delaware)

      AMC Theatres of U.K. Limited (United Kingdom)

      AMC Europe S.A. (France)

      LCE AcquisitionSub, Inc. (Delaware)

        LCE Mexican Holdings, Inc. (Delaware)

        LCE Lux HoldCo S.à r.l. (Luxembourg)

                LCE Italian Holdco S.r.l (Italy)

                        AMC Netherlands Holdco B.V.

            Symphony Subsisting Vehicle, S.R.L. de C.V. (24% LCEMHI & 76% AMC Netherlands)

            Grupo Cinemex, S.A. de C.V. (Mexico)

                Cadena Mexicana de Exhibición, S.A. de C.V. (Mexico)

                    Arrendadora Inmobiliaria Cinematográfica S.A. de C.V. (Mexico)

                    Cinemex Altavista, S.A. de C.V. (Mexico)
                    Cinemex Aragón, S.A. de C.V. (Mexico)
                    Cinemex Coacalco, S.A. de C.V. (Mexico)
                    Cinemex Coapa, S.A. de C.V. (Mexico)
                    Cinemex Cuauhtémoc, S.A. de C.V. (Mexico)
                    Cinemex Cuicuilco, S.A. de C.V. (Mexico)
                    Cinemex Desarollos, S.A. de C.V. (Mexico)
                    Cinemex Diana, S.A. de C.V. (Mexico)
                    Cinemex Ecatepec, S.A. de C.V. (Mexico)
                    Cinemex El Risco, S.A. de C.V. (Mexico)
                    Cinemex El Rosario, S.A. de C.V. (Mexico)
                    Cinemex Galerias, S.A. de C.V. (Mexico)
                    Cinemex Interlomas, S.A. de C.V. (Mexico)
                    Cinemex Ixtapaluca, S.A. de C.V. (Mexico)
                    Cinemex Izcalli, S.A. de C.V. (Mexico)
                    Cinemex Iztapalapa, S.A. de C.V. (Mexico)
                    Cinemex Las Plazas Guadalajara, SA de C.V. (Mexico)
                    Cinemex Legaria, S.A. de C.V. (Mexico)
                    Cinemex Loreto, S.A. de C.V. (Mexico)
                    Cinemex Los Autara, S.A. de C.V. (Mexico)
                    Cinemex Los Reyes, S.A. de C.V. (Mexico)
                    Cinemex Manacar, S.A. de C.V. (Mexico)
                    Cinemex Masaryk, S.A. de C.V. (Mexico)
                    Cinemex Metepec, S.A. de C.V. (Mexico)
                    Cinemex Misterios, S.A. de C.V. (Mexico)
                    Cinemex Morelia, S.A. de C.V. (Mexico)
                    Cinemex Mundo E, S.A. de C.V. (Mexico)
                    Cinemex Palacio Chino, S.A. de C.V. (Mexico)
                    Cinemex Palomas, S.A. de C.V. (Mexico)
                    Cinemex Parque Delta, S.A. de C.V. (Mexico)
                    Cinemex Perinorte, S.A. de C.V. (Mexico)
                    Cinemex Plaza Insurgentes, S.A. de C.V. (Mexico)
                    Cinemex Plaza Sur, S.A. de C.V. (Mexico)
                    Cinemex Polanco, S.A. de C.V. (Mexico)

                    Cinemex Producciones, S.A. de C.V. (Mexico)
                            Operadora Moliere, S.A. de C.V. (Mexico)
                                    Teatro Polanco, S.A. de C.V. (Mexico)
                                    Producciones Expreso Astral, S.A. de C.V. (Mexico)
                    Cinemex Puebla, S.A. de C.V. (Mexico)
                    Cinemex Real, S.A. de C.V. (Mexico)
                    Cinemex San Antonio, S.A. de C.V. (Mexico)
                    Cinemex San Mateo, S.A. de C.V. (Mexico)
                    Cinemex Santa Fe, S.A. de C.V. (Mexico)
                    Cinemex Tenayuca, S.A. de C.V. (Mexico)
                    Cinemex Ticoman, S.A. de C.V. (Mexico)
                    Cinemex Toluca II, S.A. de C.V. (Mexico)
                    Cinemex Universidad, S.A. de C.V. (Mexico)
                    Cinemex WTC, S.A. de C.V. (Mexico)
                    Cinemex Zaragoza, S.A. de C.V. (Mexico)
                    FICC Ciudad de Mexico, S.A. de C.V. (Mexico)
                    Operadora de Cinemas, S.A. de C.V. (Mexico)
                    Servicios Cinematogràficos Especializados S.A. de C.V. (Mexico)
                            Serviuno, S.A. de C.V. (Mexico)

American Multi-Cinema, Inc. (Missouri)

  Club Cinema of Mazza. Inc. (DC)

  Premium Theater of Framingham, Inc. (Massachusetts)

  AMC Card Processing Services, Inc. (Arizona)

  Investplex BV (Netherlands)
          De Laurentiis Cineplex S.r.L. (Italy)
  Loews Chicago Cinemas, Inc. (Illinois)
  Loews Cineplex U.S. Callco, LLC (Delaware)
          Loews Mauritius Holding Company (Mauritius)
  Loews Citywalk Theatre Corporation (California)
          Citywalk Big Screen Theatres (California) (Partnership 50%)
  Loews Meadowland Cinemas 8, Inc. (New Jersey)
          Loews Kaplan Cinema Associates Partnership (New Jersey) (Partnership 50%)
  Loews Theatre Management Corp. (Delaware)
  RKO Century Warner Theatres, Inc. (Delaware)
  S&J Theatres, Inc. (California)
          Magic Johnson Theatres Limited Partnership (California) (Limited Partnership 99.99%)
  Universal Cineplex Odeon Joint Venture (Florida) (50%)
  National Cinemedia, L.L.C. (Delaware 17,474,890 Units owned by AMC)

AMC Entertainment International, Inc. (Delaware)

  AMC Entertainment International Limited (United Kingdom)

  AMC Theatres of Canada, Inc.

Movietickets.com, Inc. (Delaware—26.2% AMCE)

AMC Realty, Inc. (Delaware)

  Centertainment, Inc. (Delaware)

    Centertainment Development, Inc. (Delaware)

      Burbank Entertainment Village, L.L.C. (Delaware)

      General Cinema International, Inc. (Delaware)

      Midland-Empire Partners, LLC (Missouri—50% CDI)

      Digital Cinema Implementation Partners, LLC (Delaware—33.3% CDI)